PROXY FOR THE SHARES OF METROPOLITAN STATE BANK
                        A NEW JERSEY BANKING CORPORATION


     The undersigned appoints Allan Sedler and Joseph O'Dowd, and each of them, as the proxy of the undersigned with the power of substitution, to vote and otherwise represent all the shares of the undersigned at the Special Meeting of Shareholders of the Corporation on _________, 1998, and at any adjournments of the meeting, with the same effect as if the undersigned were present and voting the shares on the following matters and in the following manner:

     1. To approve an Agreement and Plan of Reorganization, dated September 16, 1997 with Lakeland Bancorp, Inc. ("Lakeland") providing for the merger of Metropolitan State Bank with a newly formed subsidiary of Lakeland.


          FOR                 AGAINST                  ABSTAIN
          [_]                 [_]                      [_]

     2. To vote or otherwise represent the shares, in their discretion, on any other business or on any other matters that may properly come before the meeting or any adjournments of the meeting according to their decision or according to the decision of the majority of them.

     The shares represented by this proxy will be voted in accordance with the specifications made. If no specification is made, the shares represented by this proxy will be voted for proposal 1.

     This Proxy is solicited on behalf of the board of directors of Metropolitan State Bank.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted as described above.

     The undersigned acknowledges receipt of the notice of the Special Meeting and Proxy Statement/Prospectus for the Special Meeting.

     When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full coporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

     Whether or not you plan to attend the Special Meeting, you are urged to execute, date and return this proxy, which may be revoked at any time prior to its use.


                                        Signature(s)
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Date:
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